Exhibit 99.1

Exterran Partners Reports Second-Quarter 2012 Results

HOUSTON, Aug. 2, 2012 – Exterran Partners, L.P. (NASDAQ: EXLP) today reported financial results for the second quarter 2012.

Exterran Partners reported EBITDA, as further adjusted (as defined below), of $45.0 million for the second quarter 2012, compared to $40.0 million for the first quarter 2012 and $32.0 million for the second quarter 2011. Distributable cash flow (as defined below) totaled $27.3 million for the second quarter 2012, compared to $26.9 million for the first quarter 2012 and $19.0 million for the second quarter 2011.

Revenue was $97.2 million for the second quarter 2012, compared to $88.7 million for the first quarter 2012 and $71.8 million for the second quarter 2011. Net income for the second quarter 2012 was $9.1 million, or $0.18 per diluted limited partner unit, excluding a $28.1 million non-cash long-lived asset impairment which did not impact our cash flows, liquidity position, or compliance with debt covenants.

Net loss was $19.1 million for the second quarter 2012, or $0.47 per diluted limited partner unit, compared to net income of $4.5 million, or $0.09 per diluted limited partner unit, for the first quarter 2012, and a net loss of $1.9 million, or $0.08 per diluted limited partner unit, for the second quarter 2011.

“Exterran Partners’ performance benefitted from the startup of new compressor units primarily in liquids rich and shale plays and a full-quarter contribution from the March 2012 acquisition of compression and processing assets from Exterran Holdings,” said Brad Childers, Chairman, President and Chief Executive Officer of Exterran Partners’ managing general partner.

“Relatively low natural gas prices continue to pose a challenge to activity levels although we are encouraged by the recent modest rebound in prices. We remain optimistic about intermediate and long-term growth opportunities as a result of the role of natural gas as a readily available and cost-effective source of energy.”

For the second quarter 2012, Exterran Partners’ quarterly cash distribution was $0.5025 per limited partner unit, or $2.01 per limited partner unit on an annualized basis. The second-quarter 2012 distribution was $0.005 per limited partner unit higher than the first-quarter 2012 distribution of $0.4975 per limited partner unit and $0.02 per limited partner unit higher than the second-quarter 2011 distribution of $0.4825 per limited partner unit.

Conference Call Details
Exterran Partners and Exterran Holdings will host a joint conference call regarding second-quarter results:

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Teleconference: Thursday, Aug. 2, 2012 at 11:00 a.m. Eastern Time, 10:00 a.m. Central Time.  To access the call, United States and Canadian participants should dial 800-446-1671.  International participants should dial +1-847-413-3362 at least 10 minutes before the scheduled start time.  Please reference Exterran conference call number 32862817.

•	Live Webcast: The webcast will be available in listen-only mode via the companies’ website: www.exterran.com.

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Webcast Replay: For those unable to participate, a replay will be available from 2:00 p.m. Eastern Time on Thursday, Aug. 2, 2012, until 2:00 p.m. Eastern Time on Thursday, Aug. 9, 2012. To listen to the replay, please dial 888-843-7419 in the United States and Canada, or +1-630-652-3042 internationally, and enter access code 32862817#.

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EBITDA, as further adjusted, a non-GAAP measure, is defined as net income (loss) plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, other charges, and non-cash selling, general and administrative (“SG&A”) costs and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the omnibus agreement to which Exterran Holdings and Exterran Partners are parties (the “Omnibus Agreement”), which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

Distributable cash flow, a non-GAAP measure, is defined as net income (loss) plus depreciation and amortization expense, impairment charges, non-cash SG&A costs, interest expense and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, less cash interest expense (excluding amortization of deferred financing fees and costs incurred to terminate interest rate swaps early) and maintenance capital expenditures, and excluding gains/losses on asset sales and other charges.

Gross Margin, as adjusted, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense) plus any amounts by which cost of sales are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

About Exterran Partners
Exterran Partners, L.P. is a leading provider of natural gas contract operations services to customers throughout the United States.  Exterran Holdings, Inc. (NYSE: EXH) owns an equity interest in Exterran Partners, including all of the general partner interest.  For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Partners’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Partners’ operational and financial strategies and ability to successfully effect those strategies; Exterran Partners’ expectations regarding future economic and market conditions; Exterran Partners’ financial and operational outlook and ability to fulfill that outlook; and demand for Exterran Partners’ services and growth opportunities for those services.

While Exterran Partners believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business.  Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on Exterran Partners and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; changes in safety, health, environmental and other regulations; and the performance of Exterran Holdings.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 24, 2012, and those set forth from time to time in Exterran Partners’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com.  We will provide a hard copy of our Annual Report to any unitholder or potential investor, without charge, upon written or oral request. Except as required by law, Exterran Partners expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE
Exterran Partners, L.P.

EXTERRAN PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2012	2012	2011

Revenue	$97,171	$88,697	$71,841

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	45,446	44,113	39,824
Depreciation and amortization	22,788	20,362	15,459
Long-lived asset impairment	28,122	805	305
Selling, general and administrative	13,450	12,222	9,927
Interest expense	6,399	5,882	7,553
Other (income) expense, net	(261)	527	455
Total costs and expenses	115,944	83,911	73,523
Income (loss) before income taxes	(18,773)	4,786	(1,682)
Income tax expense	277	281	256
Net income (loss)	$(19,050)	$4,505	$(1,938)

General partner interest in net income (loss)	$692	$1,095	$676

Limited partner interest in net income (loss)	$(19,742)	$3,410	$(2,614)

Weighted average limited partners' units outstanding:
Basic	42,264	38,670	33,833

Diluted	42,264	38,674	33,833

Earnings (loss) per limited partner unit:
Basic	$(0.47)	$0.09	$(0.08)

Diluted	$(0.47)	$0.09	$(0.08)

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts and percentages)

	Three Months Ended
	June 30,		March 31,		June 30,
	2012		2012		2011

Revenue	$97,171		$88,697		$71,841

Gross Margin, as adjusted (1)	$55,236		$49,908		$40,366

EBITDA, as further adjusted (1)	$44,997		$39,985		$31,988
% of Revenue	46%		45%		45%

Capital Expenditures	$17,422		$34,033		$16,929
Less: Proceeds from Sale of Compression Equipment	(568)		(435)		(232)
Net Capital Expenditures	$16,854		$33,598		$16,697

Gross Margin percentage, as adjusted	57%		56%		56%

Distributable cash flow (2)	$27,342		$26,900		$19,025

Distributions Declared for the period per Limited Partner Unit	$0.5025		$0.4975		$0.4825
Distribution Declared to All Unitholders for the period,
including Incentive Distributions	$22,762		$22,480		$19,061
Distributable Cash Flow Coverage	1.20	x	1.20	x	1.00	x

	June 30,		March 31,		June 30,
	2012		2012		2011

Debt	$643,500		$635,500		$539,500
Total Partners' Capital	$460,770		$501,549		$444,522
Total Debt to Capitalization	58%		56%		55%

(1) Management believes disclosure of EBITDA, as further adjusted, and Gross Margin, as adjusted, both non-GAAP measures, provides useful information to investors because these measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as further adjusted, as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2012	2012	2011

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income (loss)	$(19,050)	$4,505	$(1,938)
Income tax expense	277	281	256
Depreciation and amortization	22,788	20,362	15,459
Long-lived asset impairment	28,122	805	305
Cap on operating and selling, general and administrative
costs provided by Exterran Holdings ("EXH")	6,321	7,805	10,200
Non-cash selling, general and administrative costs	140	345	153
Interest expense, net of interest income	6,399	5,882	7,553
EBITDA, as further adjusted (1)	44,997	39,985	31,988
Cash selling, general and administrative costs	13,310	11,877	9,774
Less: cap on selling, general and administrative costs provided by EXH	(2,810)	(2,481)	(1,851)
Less: other (income) expense, net	(261)	527	455
Gross Margin, as adjusted (1)	55,236	49,908	40,366
Other income (expense), net	261	(527)	(455)
Expensed acquisition costs	-	695	514
Less: Gain on sale of compression equipment (in Other (income) expense, net)	(244)	(174)	(115)
Less: Cash interest expense	(5,718)	(5,208)	(4,652)
Less: Cash selling, general and administrative, as adjusted for
cost caps provided by EXH	(10,500)	(9,396)	(7,923)
Less: Income tax expense	(277)	(281)	(256)
Less: Maintenance capital expenditures	(11,416)	(8,117)	(8,454)
Distributable cash flow (2)	$27,342	$26,900	$19,025

Cash flows from operating activities	$25,309	$21,007	$16,233
(Provision for) benefit from doubtful accounts	(143)	(402)	4
Expensed acquisition costs	-	695	514
Cap on operating and selling, general and administrative costs provided by EXH	6,321	7,805	10,200
Maintenance capital expenditures	(11,416)	(8,117)	(8,454)
Change in assets and liabilities	7,271	5,912	528
Distributable cash flow (2)	$27,342	$26,900	$19,025

Net income (loss)	$(19,050)	$4,505	$(1,938)
Long-lived asset impairment	28,122	805	305
Net income (loss), excluding charge	$9,072	$5,310	$(1,633)

Diluted earnings (loss) per limited partner unit	$(0.47)	$0.09	$(0.08)
Adjustment for charge per limited partner unit (3)	0.65	0.02	0.01
Diluted earnings (loss) per limited partner unit, excluding charge (1) (3)	$0.18	$0.11	$(0.07)

(1) Management believes disclosure of EBITDA, as further adjusted, Diluted earnings (loss) per limited partner unit, excluding charge, and Gross Margin, as adjusted, non-GAAP measures, provides useful information to investors because these measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as further adjusted, as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

(3) Weighted average limited partners' units outstanding in the diluted earnings (loss) calculation, excluding charge for the three months ended June 30, 2012 includes adjustments to include the following units in the calculation of diluted earnings (loss) per limited partner unit as the effects would have been dilutive: 9,000 phantom units.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	June 30,	March 31,	June 30,
	2012	2012	2011

Total Available Horsepower (at period end) (1) (2)	2,026	2,094	1,905

Total Operating Horsepower (at period end) (1)	1,908	1,918	1,684

Average Operating Horsepower	1,916	1,763	1,442

Horsepower Utilization:
Spot (at period end) (2)	94%	92%	88%
Average	91%	92%	87%

Combined U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners covered by contracts converted to service
agreements (at period end)	2,223	2,200	2,046

Available Horsepower:

Total Available U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end) (2) (3)	3,285	3,558	3,604

% of U.S. Contract Operations Available Horsepower of Exterran
Holdings and Exterran Partners covered by contracts converted
to service agreements (at period end)	68%	62%	57%

Operating Horsepower:

Total Operating U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end)	2,811	2,825	2,784

% of U.S. Contract Operations Operating Horsepower of Exterran
Holdings and Exterran Partners covered by contracts converted
to service agreements (at period end)	79%	78%	73%

(1) Includes compressor units leased from Exterran Holdings with an aggregate horsepower of approximately 158,000, 160,000 and 226,000 at June 30, 2012, March 31, 2012 and June 30, 2011, respectively. Excludes compressor units leased to Exterran Holdings with an aggregate horsepower of approximately 20,000, 29,000 and 21,000 at June 30, 2012, March 31, 2012 and June 30, 2011, respectively.

(2) Amounts for the periods ended June 30, 2012 exclude approximately 67,000 horsepower of idle compressor units that were removed from the compressor fleet as a result of the June 2012 impairment review.

(3) Amount for the period ended June 30, 2012 excludes approximately 232,000 horsepower of Exterran Holdings' idle compressor units that were removed from the compressor fleet as a result of the June 2012 impairment review.